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                                                                    EXHIBIT 99.2


[LOGO BLUE DOLPHIN ENERGY COMPANY]

                           BLUE DOLPHIN ENERGY COMPANY

                                  NEWS RELEASE
FOR IMMEDIATE RELEASE                                          September 9, 2004

HOUSTON, TEXAS - BLUE DOLPHIN ENERGY COMPANY (NASDAQ SYMBOL: BDCO)

BLUE DOLPHIN ENERGY ANNOUNCES $750,000 DEBT FINANCING

Blue Dolphin Energy Company announced today that it has entered into an agreement with certain accredited investors and directors for the placement of promissory notes in an aggregate principal amount of $750,000 and 2.8 million warrants, at a price of $0.003 per warrant, to purchase shares of the Company's common stock. The sale of the promissory notes and the first tranche of 1.25 million warrants closed on September 8, 2004, and the second tranche of 1.55 million warrants is subject to stockholder approval, as well as customary closing conditions. The Company intends to hold a special meeting of its stockholders as soon as practicable to vote on, among other matters, the issuance of the second tranche of warrants.

The warrants have an exercise price of $0.25 per share and expire five years after their date of issuance. The promissory notes mature on December 7, 2004, and accrue interest at a rate of 12% per annum, of which 4% is payable monthly and 8% is payable at maturity. The promissory notes are secured by a second lien on the Company's Blue Dolphin Pipeline System. The maturity date of the promissory notes will be extended to September 7, 2005, if the Company's stockholders approve the issuance of the second tranche of warrants. In connection with this transaction, the directors, certain officers and a large stockholder, who combined represent approximately 41% of the Company's issued and outstanding common stock, have agreed to vote in favor of the issuance of the warrants in the second tranche, among other matters, pursuant to a voting agreement.

Pursuant to the terms of the agreement, the Company appointed F. Gardner Parker and Laurence N. Benz to its board of directors and has agreed to grant each of, subject to stockholder approval, Messrs. Parker and Benz and Michael S. Chadwick, an existing director, warrants to acquire 100,000 shares of the Company's common stock with an exercise price of $0.25 per share and a term of five years. Messrs. Parker and Benz each purchased a promissory note in the aggregate principal amount of $25,000. Mr. Parker purchased 41,663 warrants, and will purchase, subject to stockholder approval, 341,665 warrants in the second tranche. Mr. Benz purchased 41,667 warrants, and will purchase subject to stockholder approval, 41,667 warrants in the second tranche. Mr. Chadwick purchased a promissory note in the aggregate principal amount of $12,500, purchased 20,833 warrants, and will purchase, subject to stockholder approval, 20,834 warrants in the second tranche.

Mr. Chadwick is also a Senior Vice President and a Managing Director of Sanders Morris Harris Group, Inc. Several of the other investors that purchased securities in this placement are also affiliates of Sanders Morris Harris. Additionally, the Company paid Sanders Morris Harris a $25,000 fee in connection with this transaction and has agreed to retain Sanders Morris Harris as a financial advisor to identify strategic acquisition opportunities and assist the Company in evaluating and negotiating the terms of potential strategic transactions. In connection with its engagement, Sanders Morris Harris will assist the Company in formulating, evaluating and implementing possible alternatives for enhancing stockholder value.

Additionally, in August 2004, we restructured existing indebtedness to a vendor in the amount of $668,000 originally due in September and October 2004 to be payable in twelve monthly installments of $55,667 beginning September 1, 2004, plus interest on the outstanding balance at the rate of six percent per annum. The Company expects to use the proceeds from this offering for working capital and general corporate purposes. Without this financing, the Company expected to exhaust its cash and working capital during the fourth quarter 2004. The Company now believes that the proceeds from this offering will satisfy its working capital requirements through the first quarter 2005. However, the Company will still need to obtain additional capital to satisfy its cash and working capital requirements past the first quarter 2005. The Company has been seeking financing and selling

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assets over the past several years to provide cash to meet obligations associated with the abandonment of an offshore oil and gas property and for its operating activities. Ivar Siem, Chairman of the Company, welcomes the addition of Messrs. Parker and Benz to the Board and said that "the financing will allow the Company to continue to operate and pursue the portfolio of opportunities currently being evaluated ".

The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. As part of the terms of the private placement, the Company is obligated to file a registration statement to register for resale under the Securities Act the shares of common stock underlying the warrants issued in the private placement.

The Company intends to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with a special meeting of stockholders (the "Special Meeting") to vote on (i) the proposed issuance of the second tranche of
1.55 million warrants to purchase shares of the Company's common stock, (ii) the issuance of warrants to certain of the Company's directors (iii) the election of directors, and (iv) the amendment and restatement of the Company's certificate of incorporation. In conjunction with the transaction, the directors, certain officers and a large stockholder of the Company, who combined represent approximately 41% of the Company's outstanding common stock, have agreed to vote in favor of the issuance of the second tranche of warrants and other matters pursuant to a voting agreement with the investors. The Company and certain other persons named below may be deemed to be participants in the solicitation of proxies to approve these proposed matters. Participants in this solicitation may include the directors of the Company (Laurence N. Benz, Michael S. Chadwick, Harris A. Kaffie, F. Gardner Parker, Ivar Siem and James M. Trimble); and the executive officers of the Company (Mr. Siem, Michael J. Jacobson and G. Brian Lloyd). As of September 8, 2004, except for (i) Mr. Parker who may be deemed to beneficially own approximately 40.7% of the Company's outstanding common stock,
(ii) Mr. Siem who may be deemed to beneficially own approximately 14.1% of the Company's outstanding common stock, (iii) Mr. Kaffie who may be deemed to beneficially own approximately 11.8% of the Company's' outstanding common stock, and (iv) Mr. Jacobson who may be deemed to beneficially own approximately 2.9% of the Company's outstanding common stock, no participant may be deemed to beneficially own more than 1% of the Company's outstanding common stock. Additional information about the interests of the Company's directors and officers is contained in the Company's annual report on Form 10-KSB/A for the fiscal year ended December 31, 2003 filed with the SEC and will be in the proxy statement to be filed with the SEC in connection with the Special Meeting.

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BLUE DOLPHIN ENERGY COMPANY is engaged in the gathering and transportation of natural gas and condensate, and the production and development of oil and gas properties. Questions should be directed to Brian Lloyd, Vice President, Treasurer, at the Company's offices in Houston, Texas, 713-227-7660. For further information see our Home Page at http://www.blue-dolphin.com.